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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4/A5 of Simmons Bedding Company of our reports dated March 19, 2004 and August 20, 2004, relating to the financial statements and financial statement schedule of Simmons Bedding Company, which appear in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Atlanta, Georgia
September 8, 2004